As filed with the Securities and Exchange Commission on June 30, 2003.
                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MERCURY INTERACTIVE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                 77-0225776
            --------                                 ----------
    (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                PERFORMANT, INC.
                     2000 STOCK OPTION/RESTRICTED STOCK PLAN
                            (Full title of the plans)

                                  AMNON LANDAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         MERCURY INTERACTIVE CORPORATION
                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

                              SUSAN J. SKAER, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         MERCURY INTERACTIVE CORPORATION
                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200

================================================================================================
                             CALCULATION OF REGISTRATION FEE
================================================================================================
                                                       Proposed      Proposed
          Title of                     Maximum         Maximum       Maximum
         Securities                    Amount          Offering     Aggregate        Amount of
            to be                       to be         Price Per      Offering       Registration
         Registered                  Registered         Share         Price             Fee
------------------------------------------------------------------------------------------------
Common Stock, $.002 par value .     9,303 shares (1)  $ 39.47 (2)  $ 367,143 (2)  $       29.70
    TOTAL . . . . . . . . . . .     9,303 shares (1)         ---   $ 367,143 (2)  $       29.70
------------------------------------------------------------------------------------------------

(1) This subtotal represents the sum of shares issuable upon exercise of outstanding options as of the date of this Registration Statement that were assumed under the Performant, Inc. 2000 Stock Option/Restricted Stock Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 24, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART  II:

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  INFORMATION  INCORPORATED  BY  REFERENCE

The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     Item  3(a)
     The Registrant's Annual Report on Form 10-K filed on March 14, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains audited financial statements for the Registrant's fiscal year ended December 31, 2002, the latest fiscal year end for which such statements have been filed.

     Item  3(b)
     All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

     Item  3(c)
     Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 9, 1993, as amended by Amendment No. 1 to Form 8-A filed on October 28, 1993, pursuant to Section 12 of the Exchange Act and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 9, 1996, as amended by Amendment No. 1 to Form 8-A filed on April 2, 1999 and Amendment No. 2 to Form 8-A filed on May 22, 2000.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item  4.  DESCRIPTION  OF  SECURITIES

Not  Applicable.

Item  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Not  Applicable.

Item  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  Applicable.

Item  8.  EXHIBITS

Exhibit
Number     Document
------     --------

4.1        Performant,  Inc.  2000  Stock  Option/Restricted  Stock  Plan
5.1        Opinion  of  Counsel as to Legality of Securities Being Registered.
23.1       Consent  of  Independent  Accountants.
23.2       Consent  of  Counsel  (contained  in  Exhibit  5.1  hereto).
24.1       Power  of  Attorney  (see  page  4).

Item  9.     UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on _June 27, 2003.

                     MERCURY INTERACTIVE CORPORATION


                     By:  /s/ Douglas P. Smith
                          ----------------------------------------
                          Douglas P. Smith, Executive Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Landan, Douglas P. Smith and Susan J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                              Date

 /s/ Amnon Landan          President, Chief Executive Officer        June 27, 2003
------------------------   (Principal Executive Officer) and
Amnon Landan               Chairman of the Board of Directors

 /s/ Douglas P. Smith      Executive Vice President and              June 27, 2003
------------------------   Chief Financial Officer
Douglas P. Smith           (Principal Financial Officer)

 /s/ Bryan J. LeBlanc      Vice President, Finance                   June 27, 2003
------------------------   (Principal Accounting Officer)
Bryan J. LeBlanc

 /s/ Igal Kohavi           Director                                  June 27, 2003
------------------------
Igal Kohavi

 /s/ Yair Shamir           Director                                  June 27, 2003
------------------------
Yair Shamir

 /s/ Giora Yaron           Director                                  June 27, 2003
------------------------
Giora Yaron

 /s/ Kenneth Klein         Director                                  June 27, 2003
------------------------
Kenneth Klein

 /s/ Clyde Ostler          Director                                  June 27, 2003
------------------------
Clyde Ostler

 /s/ Anthony Zingale       Director                                 June 27, 2003
------------------------
Anthony Zingale

                                  EXHIBIT INDEX

Exhibit
Number                    Document
-------                   --------
  4.1         Performant, Inc. 2000 Stock Option/Restricted Stock Plan
  5.1         Opinion of Counsel as to Legality of Securities Being Registered.
  23.1        Consent of Independent Accountants.
  23.2        Consent of Counsel (contained in Exhibit 5.1 hereto).
  24.1        Power of Attorney (see page 4).